UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 16, 2007
Date of Report (Date of earliest event reported)
Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14665 (Commission File Number)	75-2649230 (IRS Employer Identification No.)
14860 Montfort Dr., Suite 250, Dallas, Texas 75254
(Address of principal executive offices)
(972) 458-1701
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 16, 2007, Claimsnet.com inc. (“Claimsnet”) borrowed an aggregate of $100,000 from Eganoc Services Corp. and issued a convertible promissory note (“Note”). The Note bears interest at the rate of 7% per annum. A payment equal to the principal and accrued and unpaid interest on the Note is due November 30, 2010. At the option of the holder, at any time or from time to time prior to the maturity date, all or any portion of the outstanding principal and interest may be converted into a number of shares of Claimsnet’s Common Stock at a conversion price of 30,000 shares per $10,000 of investment. The Note contains customary events of default. If an event of default occurs, Claimsnet may be required to repay all amounts outstanding under the Note.
The proceeds from the Note will be used to finance Claimsnet’s working capital requirements.
The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 for a description of Claimsnet’s financial obligations pursuant to the Note.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 10.1.	Convertible Promissory Note, dated January 16, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 19, 2007

CLAIMSNET.COM INC.
By: /s/ Don Crosbie
Name:	Don Crosbie
Title:	Chief Executive Officer

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